Exhibit (e)(2)

SCHEDULE I

Burnham Fund

Class A Shares

Class C Shares

Class I Shares

Burnham Financial Services Fund

Class A Shares

Class C Shares

Class I Shares

Burnham Financial Industries Fund

Class A Shares

Class C Shares

Class I Shares

Burnham Energy Income and MLP Fund

Class A Shares

Class C Shares

Class I Shares

Schedule I, dated September 7, 1989, amended April 30, 1999, amended March 3, 2004, amended November 13, 2003, amended December 31, 2005, amended November 19, 2009, as amended May 23, 2013.